Exhibit 21.1

Subsidiary	Jurisdiction
Anabasis Handelsgesellschaft GmbH	Germany
APN Holding Company, Inc.	USA (Delaware)
Applica Asia Limited.	Hong Kong
Applica Canada Corporation	Canada
Applica Consumer Products, Inc.	USA (Delaware)
Applica Peru S.R.L.	Peru
Applica Manufacturing, S. de R.I. de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Applica Servicios de Mexico, S. De R.L. de C.V.	Mexico
Best Way Distribuadora de Bens da Consumo Ltda.	Brazil
Carmen Ltd.	United Kingdom
Corporacion Applica de Centro America, Ltda.	Costa Rica
DB Online, LLC	USA (Hawaii)
DH Haden Ltd.	United Kingdom
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/VARTA, S.A. de C.V.	Mexico
8 in 1 Pet Products GmbH	Germany
Household Products Chile Comercial Limitada	Chile
HP Delaware, Inc.	USA (Delaware)
HPG LLC.	USA (Delaware)
Ipojuca Empreendimentos e Participações S.A.	Brazil
Maanring Holding B.V.	Netherlands
Microlite S.A.	Brazil
Minera Vidaluz, S.A. de C.V.	Mexico
Mountain Breeze, Ltd.	United Kingdom
Paula Grund. mbH & Co. Vermietungs-KG	Germany
Pifco Canada Ltd.	Canada
Pifco Ltd.	United Kingdom
Pifco Overseas Ltd.	Hong Kong
PPC Industrues Ltd.	BVI
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Brasil Participações Ltda.	Brazil
Rayovac Costa Rica, S.A.	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe GmbH	Germany
Rayovac Europe Limited	United Kingdom
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	BWI
Rayovac Venezuela, S.A.	Venezuela
Rayovac-VARTA S.A.	Colombia
Remdale Investments Limited	BVI
Remington Asia	BWI
Remington Consumer Products	United Kingdom

Exhibit 21.1

Remington Licensing Corporation	USA (Delaware)
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Finance Company	BWI
ROVCAL, INC.	USA (Wisconsin)
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs France S.A.S.	France
Russell Hobbs Holdings Ltd.	United Kingdom
Russell Hobbs Ltd.	United Kingdom
Russell Hobbs Towers Ltd.	United Kingdom
Salton Australia Pty. Ltd.	Australia
Salton Brasil Comércio, Importação e Exportação de Produtos Eletro-Eletrônicos Ltda.	Brazil
Salton Hong Kong Ltd.	Hong Kong
Salton Italia Srl.	Italy
Salton Nominees Ltd.	United Kingdom
Salton NZ Ltd.	New Zealand
Salton Productos Espana SA	Spain
Salton S.a.r.l.	Luxembourg
Salton UK	United Kingdom
Salton UK Holdings, Ltd.	United Kingdom
SB/RH Holdings, LLC	USA (Delaware)
Schultz Company	USA (Missouri)
Spectrum Brands Appliances (Ireland) Ltd.	Ireland
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands Asia	BWI
Spectrum Brands Canada Inc.	Canada
Spectrum Brands Europe GmbH	Germany
Spectrum Brands France S.A.S.	France
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Lux S,a.R.L.	Luxembourg
Spectrum Brands Lux II S,a.R.L.	Luxembourg
Spectrum Brands Mauritius Limited	Mauritius
Spectrum Brands New Zealand Ltd.	New Zealand
Spectrum Brands Poland Sp.Z.o.o	Poland
Spectrum Brands Real Estate B.V.	The Netherlands
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited	United Kingdom
Spectrum China Business Trust	China
Spectrum Neptune US Holdco Corporation	USA (Delaware)
Tetra (UK) Limited	United Kingdom
Tetra Aquatic Asia Pacific Private Limited	Singapore
Tetra GmbH	Germany

Exhibit 21.1

Tetra Holding GmbH	Germany
Tetra Japan K.K.	Japan
The Fair Manufacturing Co. Ltd.	Cambodia
Toastmaster de Mexico S.A.	Mexico
Toastmaster Inc.	USA (Missouri)
Tofino Investment Limited	BVI
United Industries Corporation	USA (Delaware)
United Pet Group, Inc.	USA (Delaware)
United Pet Polska Sp.Z.o.o.	Poland
VARTA B.V.	Netherlands
VARTA Baterie spol.s r.o.	Czech Republic
VARTA Baterie spol.s r.o.	Slovakia
VARTA Batterie Ges.m.b.H	Austria
VARTA Batterie S.r.L.	Italy
VARTA Consumer Batteries A/S	Denmark
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Ltd.	United Kingdom
VARTA Pilleri Ticaret Ltd. Sirketi	Turkey
VARTA Rayovac Remington S.r.L.	Romania
VARTA Remington Rayovac d.o.o.	Croatia
VARTA Remington Rayovac Finland OY	Finland
VARTA Remington Rayovac Norway AS	Norway
VARTA Remington Rayovac Spain S.L.	Spain
VARTA Remington Rayovac Sweden AB	Sweden
VARTA Remington Rayovac Trgovina d.o.o.	Slovenia
VARTA Remington Rayovac Unipessoal Lda.	Portugal
VARTA S.A.S	France
VARTA-Hungaria Kereskedelmi es Szolgaltato KFT	Hungary
VRR Bulgaria EOOD	Bulgaria
ZAO “Spectrum Brands” Russia	Russia